THIRD AMENDMENT TO LEASE

        This Third Amendment to Lease is made and entered into as of the 30th day of July, 2007 by and between Northland Cambridge Street LLC , successor-in-interest to 80 Cambridge Street, LLC (“Landlord”) and Palomar Medical Technologies, Inc. (“Tenant”).

        WHEREAS, Landlord and Tenant are parties to that certain Commercial Lease dated June 17, 1999, as amended by First Amendment to Lease dated as of March 20, 2000 and by Second Amendment to Lease dated as of January 18, 2006 (collectively, the “Lease”), with respect to certain premises consisting of approximately 55,450 rentable square feet (the “82 Cambridge Street Premises”) in, and comprising the entire rentable area of, the building located at and known as 82 Cambridge Street, Burlington, Massachusetts;

        WHEREAS, Tenant desires to lease the entire rentable area of the building owned by Landlord and located at and known as 80 Cambridge Street, Burlington, Massachusetts (the “80 Cambridge Street Building”); and

        WHEREAS, Landlord is willing to lease the entire rentable area of the 80 Cambridge Street Building to Tenant upon the terms and conditions hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease):

    1.        Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the entire rentable area of the 80 Cambridge Street Building containing approximately 13,600 rentable square feet, substantially as shown on the plan attached hereto as Exhibit A and made a part hereof (the “80 Cambridge Street Premises”) for a term commencing as of October 1, 2007 and expiring on August 31, 2009. The demise of the 80 Cambridge Street Premises shall otherwise be upon and governed by all of the terms and conditions of the Lease (as hereby amended)applicable to the demise of the 82 Cambridge Street Premises, except as follows or as otherwise provided in this Amendment:

A. The Base Rent payable in respect of the 80 Cambridge Street Premises shall be $136,000.00 per year (i.e., $11,333.33 per month).

    B.               Tenant shall pay to Landlord, as additional rent, Tenant’s share (i.e., 100%) of the real estate taxes levied against the 80 Cambridge Street Building and the land on which it is situated during the term of the Lease in respect of the 80 Cambridge Street Premises. For the avoidance of doubt, Tenant shall pay its share of real estate taxes without regard to Base Taxes (i.e., Base Taxes are considered to be zero for purposes hereof).

    C.               Tenant shall pay to Landlord, as additional rent, Tenant’s share (i.e., 100%) of the Operating Costs with respect to the 80 Cambridge Street Building during the term of the Lease in respect of the 80 Cambridge Street Premises. For the avoidance of doubt, Tenant shall pay its share of such Operating Costs without regard to Base Operating Costs (i.e., Base Operating Costs are considered to be zero for purposes hereof).

    D.               Landlord shall have no obligation to provide any utilities or services in connection with Tenant’s demise of the 80 Cambridge Street Premises, except that Landlord shall, at Tenant’s expense, provide snow and ice removal from the walkways and parking areas serving the 80 Cambridge Street Building and landscaping and lawn cutting. Except as provided above, Tenant shall contract and pay directly for all utilities and services for the 80 Cambridge Street Premises, including, without limitation, heat, air conditioning, water and sewer service, trash removal, security, cleaning and janitorial services.

    E.               Tenant shall have the right to use the parking facilities serving the 80 Cambridge Street Building during the term of the Lease in respect of the 80 Cambridge Street Premises on an unreserved unallocated basis. The second, third and fourth sentences of Section 16 of the Lease shall not apply to the demise of the 80 Cambridge Street Premises.

    F.               Tenant shall not install any signage in or on the 80 Cambridge Street Premises, 80 Cambridge Street Building or the land on which it is situated without Landlord’s prior written consent in each instance obtained.

G. The provisions of Sections 34, 35, 36, 37 and 38 of the Lease shall not apply to the demise of the 80 Cambridge Street Premises.

    H.               Tenant acknowledges and agrees that it has had an opportunity to inspect the 80 Cambridge Street Premises and that it is taking and leasing the 80 Cambridge Street Premises “as-is”, without any obligation on the part of Landlord to prepare or construct the 80 Cambridge Street Premises for Tenant’s use or occupancy or to provide any allowance or contribution with respect thereto. Tenant further acknowledges and agrees that Landlord has made no representation or warranty as to the condition of the 80 Cambridge Street Premises and that it is relying upon its own inspection of the 80 Cambridge Street Premises in entering into this Amendment. To the extent and insofar as there is any work required to prepare the 80 Cambridge Street Premises for Tenant’s occupancy, the same shall be performed by Tenant at its sole cost and expense in accordance with plans and specifications therefor prepared by (and at the expense of) Tenant and approved by Landlord and otherwise in accordance with and subject to the terms and provisions of the Lease.

    2.        In addition to the security deposit which Landlord is currently holding under the Lease, Tenant shall, at the time that Tenant executes and delivers this Amendment to Landlord, deliver to Landlord an additional security deposit (the “Additional Security Deposit”) in the amount of $13,600.00, to be held by Landlord as additional security for Tenant’s obligations under the Lease, as hereby amended. The Additional Security Deposit shall otherwise be held by Landlord subject to and in accordance with the applicable terms and conditions of Section 2 of the Lease.

    3.        If Tenant timely and properly exercises its right to extend the term of the Lease as provided in the Lease, such extension shall apply to both the 82 Cambridge Street Premises and the 80 Cambridge Street Premises. The demise of the 82 Cambridge Street Premises and the 80 Cambridge Street Premises for the extension term shall be upon the terms and conditions of the Lease (as hereby amended) in effect immediately preceding the commencement of the extension term and applicable to the 82 Cambridge Street Premises and the 80 Cambridge Street Premises (respectively), except that the Base Rent shall be determined in accordance with the provisions.

    4.        Rent and other charges payable under the Lease (as hereby amended), in respect of both the 82 Cambridge Street Premises and the 80 Cambridge Street Premises, shall hereafter be sent by Tenant to Landlord c/o Northland Investment Corporation, P.O. Box 845978, Boston, MA 02284-5978, or to such other place as Landlord shall hereafter from time to time in writing designate. Landlord’s notice address as set forth in Section 22 of the Lease is hereby changed to be: c/o Northland Investment Corporation, 2150 Washington Street, Newton, MA 02462.

    5.        The following new Section 40 is hereby inserted in the Lease after Section 39 thereof and shall apply to Tenant’s demise of the 82 Cambridge Street Premises and the 80 Cambridge Street Premises:

LESSEE specifically agrees to look solely to LESSOR’s interest in the building at the time owned for recovery of any judgment from LESSOR; it being specifically agreed that in no event shall any of the direct or indirect officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, of LESSOR ever be personally liable for any such judgment, or other liability or for the payment of any monetary obligation to LESSEE; and in no event shall LESSOR (original or successor) or any such officers, etc., as aforesaid, ever be liable to LESSEE for any lost profits or indirect or consequential damages suffered by LESSEE from whatever cause.

    6.        Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Northland Investment Corporation (“Northland”). Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by or awarded to any broker or agent (other than Northland) who dealt with Tenant with respect to this Amendment.

    7.        Except as amended hereby, all of the terms and provisions of the Lease are hereby ratified, confirmed and approved in all respects.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

LANDLORD:

NORTHLAND CAMBRIDGE STREET LLC

By: /s/ Mark P. Consoli
Name: Mark P. Consoli
Title: Treasurer

TENANT:

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/ Paul S. Weiner
Name: Paul S. Weiner
Title: Chief Financial Officer
EXHIBIT A PLAN SHOWING LOCATION OF 80 CAMBRIDGE STREET PREMISES